UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 1, 2018.  As of April 5, 2018, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 16,399,199 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 14,022,799 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.  The proposals are described in detail in the Proxy Statement.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal No. 1 – Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Company’s Board of Directors to hold office for the term expiring at the 2018 Annual Meeting of Stockholders or until each such person’s successor is elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eric C. Andersen	13,666,849	354,306	1,644	0
Wallace E. Boston, Jr.	13,895,848	126,414	537	0
Barbara G. Fast	13,817,574	204,671	554	0
Jean C. Halle	13,668,048	354,150	601	0
Barbara L. Kurshan	13,651,182	371,016	601	0
Timothy J. Landon	13,651,486	370,712	601	0
William G. Robinson, Jr.	13,874,732	147,513	554	0

Proposal No. 2 – Advisory Vote on the Compensation of Our Named Executive Officers.

The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,647,813	373,126	1,860	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer

Date: June 5, 2018

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